UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2017

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

161 S. San Antonio Road, Suite 10, Los Altos, CA (Address of Principal Executive Offices)	94022 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2017 Annual Meeting, the following proposals were submitted to a vote of stockholders and the voting results are set forth below. The proposals are described in detail in the proxy statement for the 2017 Annual Meeting that the Company filed with the Securities and Exchange Commission on April 10, 2017.

1.     Election of seven directors as specifically set forth below, each to serve until the 2017 annual meeting of stockholders:

Ofer Elyakim	For: 17,070,090	Withheld: 67,727	Broker Non-Vote:1,777,468

Thomas A. Lacey	For: 16,955,960	Withheld: 181,866	Broker Non-Vote: 1,777,468

Gabi Seligsohn	For: 17,064,242	Withheld: 73,584	Broker Non-Vote: 1,777,468

Yair Seroussi	For: 16,960,219	Withheld: 177,607	Broker Non-Vote: 1,777,468

Norman P. Taffe	For: 16,942,200	Withheld: 195,626	Broker Non-Vote: 1,777,468

Patrick Tanguy	For: 16,957,468	Withheld: 180,358	Broker Non-Vote: 1,777,468

Kenneth H. Traub	For: 17,008,019	Withheld: 129,807	Broker Non-Vote: 1,777,468

2.     Proposal to increase the number of shares authorized under the Amended and Restated 2012 Equity Incentive Plan by 650,000 shares:

For: 16,801,165	Against: 331,568	Abstain: 5,093	Broker Non-Vote: 1,777,468

3.     Proposal to ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditors for the year ending December 31, 2017:

For: 18,683,198	Against: 229,333	Abstain: 2,763	Broker Non-Vote: 0

4.     Advisory vote to approve the Company’s named executive officers compensation:

For: 16,620,450	Against: 510,176	Abstain: 7,200	Broker Non-Vote: 1,777,468

5.     Proposal to recommend, in a non-binding vote, whether a non-binding stockholder vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years:

One Year 11,920,490	Two Year 9,946	Three Year 5,203,090	Abstained 4,300	Broker Non-Vote 1,777,468

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: May 19, 2017	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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